UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2008

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in Company or organization)	1-33741 (Commission File Number)	38-3765318 (I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas (Address of principal executive offices)		75222-4866 (Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
A. H. Belo Corporation (the “Company”) entered into a Credit Agreement dated as of February 4, 2008 with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and certain other lenders party thereto (the “Credit Agreement”) to be effective as of the distribution of all of the Company’s issued and outstanding shares of common stock to Belo Corp.’s shareholders on a pro rata basis. The Credit Agreement has a five-year term that expires in February 2013. The facility provided for under the Credit Agreement may be used for working capital and other general corporate purposes, including letters of credit.
The Credit Agreement consists of a $100 million senior unsecured five-year revolving credit facility. Revolving credit borrowings under the Credit Agreement will bear interest at a variable interest rate based on either LIBOR or a base rate, in either case plus an applicable margin that varies depending upon the Company’s leverage ratio.
The Credit Agreement contains a number of restrictions on the Company’s business, including, but not limited to, restrictions on the Company’s (and certain of its subsidiaries’) ability to incur indebtedness; grant liens on assets; make certain restricted payments; merge, consolidate, or sell assets; engage in transactions with affiliates; enter restrictive agreements; enter sale-leaseback transactions; and to make certain investments. In addition, the Company is subject to a leverage ratio covenant and a fixed charge coverage ratio covenant. The Credit Agreement also contains affirmative covenants and events of default, including a cross-default to certain other debt. Failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Company’s debt and other financial obligations under the Credit Agreement.
The Credit Agreement requires the Company’s material subsidiaries to guarantee the obligations of the Company under the Credit Agreement.
The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is incorporated by reference as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1
Credit Agreement dated as of February 4, 2008 among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent; J. P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, Sun Trust Bank and Capital One Bank, N.A., as Co-Documentation Agents.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2008	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX
99.1	Credit Agreement dated as of February 4, 2008 among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent; J. P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, Sun Trust Bank and Capital One Bank, N.A., as Co-Documentation Agents.